Exhibit 99.1

BALLY’S CORPORATION CLOSES PREVIOUSLY ANNOUNCED FINANCING TO SUPPORT THE DEVELOPMENT OF THE BALLY’S BRONX PROJECT

PROVIDENCE, R.I., October 2, 2026 — Bally’s Corporation (NYSE: BALY) (“Bally’s” or the “Company”) announced today that it closed the previously announced financing led by WhiteHawk Capital Partners, LP. The Company received initial funding of term loans in an aggregate principal amount of $400 million, the proceeds of which will be used to pay certain pre-construction costs and expenditures associated with the development of the Bally’s Bronx project, with a portion applied to general corporate purposes, including payment of transaction fees and expenses incurred at closing. Additional delayed draw term loan commitments in an aggregate amount of $160 million remain available for future draws to support the continued development of the Bally’s Bronx project.

The $4.0 billion Bally’s Bronx integrated casino project is expected to open by 2030 and will feature 3 million square feet of gaming facilities, a 500-room hotel, a 2,000-person event center, and an 18-hole world-class golf course.

Citizens Capital Markets & Advisory served as financial advisor to Bally’s Corporation. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to Bally’s Corporation.

About Bally’s Corporation
Bally’s (NYSE: BALY) is a fast-growing global entertainment brand with 20 casinos across 11 U.S. states and one casino in Newcastle, UK, along with a golf course in New York and horse racetracks in Colorado and forthcoming in Wyoming. Bally’s also owns Bally Bet, a first-in-class sports betting and igaming platform licensed in 16 jurisdictions in North America. Bally’s holds a majority interest in Bally’s Intralot S.A. (ATSE: BYLOT), a leading lottery solutions supplier and gaming operator active in 39 jurisdictions worldwide. Bally’s casino operations include approximately 17,700 slot machines, 630 table games, and 3,950 hotel rooms. Bally’s also has rights to developable land in Las Vegas at the site of the former Tropicana Las Vegas, has been awarded a license to build a full-scale casino and resort in The Bronx, New York, and an integrated destination resort in Chicago, Illinois. Bally’s is the first publicly traded gaming company to achieve Minority Business Enterprise (MBE) certification through the National Minority Supplier Development Council (NMSDC). Bally’s has over 12,000 employees across the world, recognized for their innovation, energy, and dedication to creating thrilling gaming experiences.

About WhiteHawk
WhiteHawk Capital Partners, LP is a private credit investment manager focused on asset-based financing solutions primarily to middle market private and public companies across a variety of industries. WhiteHawk provides senior secured financings under a variety of structures for purposes of refinancing, recapitalization, growth, acquisition, restructuring, bridge, and DIP/emergence. For more information visit www.whitehawkcapital.com or contact info@whitehawkcapital.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Lauren Westerfield	Joseph Jaffoni, Christin Armacost
Global Vice President Public Relations	JCIR
401-475- 8474	212-835-8500
ir@ballys.com	baly@jcir.com